EXHIBIT 99.1

N E W S
Contacts: Paul Arling (UEI) 714.820.1000
Kirsten Chapman (IR Agency) 415.433.3777
Universal Electronics Reports First Quarter 2006 Financial Results
— Net Sales of $54.2 Million Grew 31% Compared to First Quarter 2005 —
— Operating Income of $3.1 Million Up 86% Over First Quarter 2005 —
CYPRESS, CA — May 4, 2006 — Leading wireless technology developer Universal Electronics Inc. (UEI; NASDAQ: UEIC) today announced financial results for the first quarter ended March 31, 2006.
     “During the first quarter we grew net sales 31 percent over last year’s first quarter, reflecting the expanding presence UEI has in wireless control technology,” stated Paul Arling, the company’s chairman and chief executive officer. “The greater than anticipated sales in our Business Category show just how well positioned UEI is to benefit from the growing adoption of digital technology in the home. Looking ahead, we are confident we have the appropriate framework as well as partner and customer relationships in place to continue capturing a significant portion of the digital technology market. We are further encouraged by our progress in penetrating new target markets, as we have recently announced several products and technologies in the digital media home connectivity markets.”
First Quarter 2006 Financial Results
•	Net sales for the first quarter of 2006 were $54.2 million, compared to $41.5 million for the same quarter last year.

•	The Business Category contributed 79 percent of the total revenue and the Consumer Category contributed 21 percent, compared to the first quarter 2005 when the Business and Consumer Categories contributed 71 percent and 29 percent, respectively.

•	Gross margins were 34.1 percent, compared to 37.9 percent in the fourth quarter 2005 and 37.9 percent in last year’s first quarter, reflecting the strong Business Category’s performance impacting the product mix.

•	Operating income was $3.1 million, including $770,000 in stock based compensation expense, compared to $1.7 million for the same quarter last year, representing an 86 percent increase.

•	Net income for the 2006 first quarter was $2.1 million, or $0.15 per diluted share, compared to $1.9 million, or $0.13 per diluted share, for the first quarter of 2005.

•	Non-GAAP net income for the 2006 first quarter was $2.7 million, or $0.19 per diluted share, which excludes stock based compensation charges, compared to $1.9 million, or $0.13 per diluted share, for the same period last year. Non-GAAP net income is included here as management believes it provides a more meaningful measure of quarter-over-quarter and year-over-year financial performance. A formal definition and table reconciling the difference between GAAP and Non-GAAP net income is included at the end of this press release.
     “We continue to execute well in bringing UEI’s technology and products to the market, as evidenced by the strong growth this quarter,” said Rob Lilleness, the company’s president and chief operating officer. “Our leading patent portfolio, technology ‘know-how,’ and array of wireless control solutions attract industry leaders such as Comcast, SKY, and DirecTV in subscription broadcasting, Pioneer, Panasonic, Denon and Monster in consumer electronics, and Nokia in mobile phones. We have the solutions and products in place to expand in our core industry verticals — subscription broadcasting, consumer electronics, retail/custom installation, and computing — while also reaching new customers in the automotive, cell phone and home networking markets.”
UEI’s Recent Highlights:
•	Announced on April 17th, Nokia is using SimpleCenterTM, by SimpleDevices, to power the Home Media Server PC application, which allows consumers to manage and transfer digital media such as music, photos and videos with the Nokia N80 and a PC, using the industry-leading Universal Plug-and-Play (UPnP™) standard
•	Showcased its latest innovative digital access and control solutions for today’s digital life at the annual NCTA National Show in Atlanta, as announced on April 6th:
•	Unveiled the PolarisTM , a unique universal remote control, designed by users, that simplifies the complex home entertainment environment by offering simple and easy to use features and functionality yet still powerful enough to give consumers access to advanced services such as VOD and DVR

•	Introduced the Atlas DVRTM, UEI’s first learning-enabled universal remote control for mass market subscription broadcast distribution

•	Announced My ChannelTM, enabling the set top box to be the true center of the connected home

•	Introduced urcsupport.com, a web service for cable subscribers, including easy model-based search to help users easily setup their remote by simply entering their device model number and interactive online demos that walk users through set up and favorite commands
•	Announced on March 30th a partnership with Niveus to collaborate on software development for the Niveus Media Center. This partnership will bring NevoSLTM’s digital media access and control capabilities to the Niveus line of products.
•	Demonstrated the following products and solutions at the EH Expo March 29th – 30th in Orlando, FL, as announced on March 29th:
•	Showcased the latest features of the NevoSL and conducted training for custom installation professionals

•	Featured UEI’s HelixTM solution, integrated with Z-Wave technology

•	Displayed UEI’s broad range of standard and custom OEM control offerings

Conference Call Information:
UEI’s management team will hold a conference call today, Thursday May 4, 2006 at 1:30 p.m. Pacific Time to review year-end results and hold a question and answer session for callers. To participate call 1-800-622-9917 ten minutes prior to start time. International dialers call 1-706-645-0366. The live call can also be accessed via the Internet through Universal’s Web site at www.uei.com. If you are unable to participate, a replay will be available for two business days following the call. To access, please dial 1-800-642-1687 and international 706-645-9291, reservation number 7904235. The webcast replay will be available at www.uei.com.
About Universal Electronics
Founded in 1986, Universal Electronics Inc. (UEI) is the global leader in wireless control technology for the connected home. UEI designs, develops, and delivers innovative solutions that enable consumers to control entertainment devices, digital media, and home systems.
The company’s broad portfolio of patented technologies and database of infrared control software has been adopted by many Fortune 500 companies in the consumer electronics, subscription broadcast, and computing industries. In addition, the company sells wireless control products to distributors and retailers under the One For All® brand name.
More information about UEI can be obtained at http://www.uei.com.
Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those expressed herein are the following: the failure of the company’s business lines to grow and expand in the manner we anticipate, including our Business category; the failure of the consumer electronics, digital media/technologies, and CEDIA markets to grow as we anticipate; the growth of, acceptance of and the demand for our products and technologies, including new products and our home connectivity line of products and software, in the various markets and geographical regions we serve, including the subscription broadcasting cable, satellite, consumer electronics, retail, home automation, automotive, and cellular industries, not materializing as we believe; the possible dilutive effect our stock based compensation programs may have on our EPS and stock price; our inability to deliver the new products and our home connectivity line of products and software at the time and in the quantities we anticipate; and other factors listed from time to time in our press releases and SEC filings. All forward looking statements included in this release are based upon information we have as of the date of this release and we undertake no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$51,379	$43,641
Accounts receivable, net	40,980	41,861
Inventories, net	22,485	26,708
Prepaid expenses and other current assets	2,552	3,841
Income tax receivable	903	903
Deferred income taxes	2,978	2,971

Total current assets	121,277	119,925

Equipment, furniture and fixtures, net	4,957	4,352
Goodwill	10,478	10,431
Intangible assets, net	5,900	6,007
Other assets	403	403
Deferred income taxes	5,327	5,201

Total assets	148,342	146,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,792	$22,731
Accrued income taxes	8,340	7,551
Accrued compensation	2,810	2,766
Other accrued expenses	7,047	9,676

Total current liabilities	37,989	42,724

Deferred income taxes	80	74
Deferred Revenue		229

Total liabilities	38,069	43,027

Stockholders’ equity:
Common stock	171	169
Paid-in capital	86,251	83,220
Accumulated other comprehensive loss	(3,610)	(5,265)
Retained earnings	57,130	54,994
Deferred stock-based compensation	(81)	(163)
Common stock held in treasury	(29,588)	(29,663)

Total stockholders’ equity	110,273	103,292

Total liabilities and stockholders’ equity	148,342	146,319

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Net sales	$54,173	$41,502

Cost of sales	35,685	25,786

Gross profit	18,488	15,716

Research and development	1,846	1,600

Selling, general and administrative expenses	13,512	12,432

Operating expenses	15,358	14,032

Operating income	3,130	1,684

Interest income, net	(272)	(218)

Other expense (income), net	161	(952)

Income before income taxes	3,241	2,854

Provision for income taxes	(1,105)	(998)

Net income	$2,136	$1,856

Earnings per share:
Basic	$0.16	$0.14

Diluted	$0.15	$0.13

Shares used in computing earnings per share:
Basic	13,643	13,518

Diluted	14,240	14,082

UNIVERSAL ELECTRONICS INC.
Reconciliation of First Quarter 2006 Non-GAAP, GAAP Results
(In thousands, except per share amounts)
(Unaudited)
To supplement UEI’s consolidated financial statements presented in accordance with GAAP, UEI uses non-GAAP net income and non-GAAP EPS financial measures internally. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.
UEI’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses that may not be indicative of our core business operating results. UEI believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing UEI’s performance and when planning, forecasting and analyzing historical and future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to UEI’s historical performance. UEI believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.
The following table reconciles UEI’s non-GAAP financial results for the first quarter 2006, which excludes stock-based compensation expense and the related tax effect, to its actual financial results in accordance with generally accepted accounting principles.

	Three Months Ended
	March 31,
	2006	2005
Net income, as reported according to GAAP	$2,136	$1,856
Plus:
Stock-based compensation expense	770	0
Less:
Tax effect of excluding stock-based compensation expense	(254)	0

Non-GAAP net income	$2,652	$1,856

GAAP earnings per share
Diluted	$.15	$.13

Non-GAAP earnings per share:
Diluted	$.19	$.13

Shares used in computing earnings per share:
Diluted	14,240	14,082